EXHIBIT 10.50

                                                           [EXECUTION COPY]

                    RATIFICATION AND AMENDMENT AGREEMENT
                    ------------------------------------

     RATIFICATION AND AMENDMENT AGREEMENT (this "Agreement") dated as of December 29, 1998, made by and among SALANT CORPORATION ("Borrower" and sometimes hereinafter referred to as "Debtor") as Debtor and Debtor-in-Possession, CLANTEXPORT, INC., DENTON MILLS, INC., VERA LICENSING, INC., J.J. FARMER CLOTHING, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC. and SALANT CANADA INC. (individually, "Guarantor", collectively "Guarantors" and together with Borrower sometimes hereinafter referred to individually as "Obligor" and collectively as "Obligors") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Borrower has commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and Borrower has retained possession of its assets and is authorized under the Bankruptcy Code to continue the operation of its business as debtor-in-possession; and

     WHEREAS, prior to the commencement of the Chapter 11 Case (as hereinafter defined) by Borrower, Lender made loans and advances and caused to be issued letters of credit to the Borrower secured by substantially all of the personal and real property of the Borrower and the guaranties by the Guarantors of the present and future obligations of the Borrower, which guaranties are secured by substantially all of the personal property of the Guarantors, all as set forth in the Financing Agreements (as hereinafter defined); and

     WHEREAS, the Bankruptcy Court has entered an Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense, Modifying Automatic Stay and Authorizing Debtor to Enter into Agreements with The CIT Group/Commercial Services, Inc. and Authorizing the Assumption of Existing Financing Agreements with Debtor (the "Interim Financing Order") pursuant to which Lender will, upon the terms and subject to the conditions thereof, make post-petition loans and advances and cause to be issued letters of credit to the Borrower secured by all assets and properties of the Obligors; and

     WHEREAS, the Interim Financing Order provides that as a condition to the making of such post-petition loans and advances and such other financial accommodations, Borrower shall execute and deliver and cause the Guarantors to execute and deliver this Agreement; and

     WHEREAS, the Obligors desire to reaffirm their respective obligations pursuant to the Financing Agreements, and acknowledge their continuing liabilities to Lender thereunder in order to induce Lender to make such post-petition loans and advances and such other financial accommodations to Borrower; and

     WHEREAS, the Borrower has also requested that Lender make amendments to the Credit Agreement (as hereinafter defined) and Lender is willing to do so subject to the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Obligors mutually covenant, warrant and agree as follows:

     1. DEFINITIONS
        -----------

     1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

          (a) "Budget" shall mean the operating forecast dated November 19, 1998 setting forth Borrower's projected sales, expenditures and cash flow for the periods covered thereby or any other projections or forecasts prepared by or on behalf of Borrower and delivered by Borrower to Lender, which are acceptable to Lender at the time of delivery thereof.

          (b) "Chapter 11 Case" shall mean the Chapter 11 case of the Debtor under the Bankruptcy Code referred to as In re Salant Corporation, Chapter 11 Case No. ________________, currently pending in the Bankruptcy Court.

          (c) "Credit Agreement" shall mean the Revolving Credit, Factoring and Security Agreement, dated September 20, 1993, by and between Lender and Borrower, and any and all amendments thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (d)  "Existing  Valid  Liens" shall have the meaning set forth in
Section 2.2 of this Agreement.

          (e) "Financing Agreements" shall mean, collectively, the Credit Agreement, together with all amendments thereto, including, without limitation, this Agreement, supplements, agreements, documents, instruments, guarantees, security agreements and mortgages at any time executed and/or delivered by any of the Obligors in connection therewith or related thereto, including, but not limited to, the documents comprising Exhibits "A" and "B" to the Debtor's Motion for the Interim Financing Order, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (f) "Financing Order" shall mean and include the Interim Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to the Borrower on an emergency, interim or permanent basis (the "Final Financing Order") pursuant to Section 364 of the Bankruptcy Code as may be entered by the Bankruptcy Court, each in form and substance satisfactory to Lender.

          (g) "Petition Date" shall mean the date of the commencement of the Chapter 11 Case.

          (h) "Pre-Petition Collateral" shall mean, collectively, all "Collateral" as such term may be defined in any of the Financing Agreements and all other security for the Pre-Petition Obligations (as hereinafter defined) as provided in the Financing Agreements immediately prior to the Petition Date.

          (i) "Pre-Petition Obligations" shall mean all loans, advances, debts, obligations, liabilities, indebtedness, covenants and duties of Obligors to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising before the Petition Date and whether arising under or related to the Financing Agreements, by operation of law or otherwise and whether incurred by any of the Obligors as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, letter of credit guaranty fees, forbearance fees, other fees of Lender, factoring commissions, costs, expenses and attorneys' and accountants' fees and expenses incurred in connection with any of the foregoing and all indebtedness of Borrower to Lender arising from Borrower's purchase of goods or services from any concern whose accounts receivable are factored or financed by Lender.

          (j) "Post-Petition Collateral" shall mean, collectively, all now existing or hereafter acquired personal and real property and fixtures of the estate of the Debtor, wherever located, of any kind or nature, including, without limitation, all of the types or items of property described as Collateral in the Financing Agreements, all other security for the Pre-Petition Obligations and Post-Petition Obligations as provided in the Financing Agreements and all property of the Debtor's estate upon which Lender is granted a security interest or lien pursuant to a Financing Order or by any United States Bankruptcy or District Court Judge.

          (k) "Post-Petition Obligations" shall mean all now existing and hereafter arising loans, advances, debts, obligations, liabilities, covenants and duties of Debtor to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Case, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Case, and whether arising under or related to this Agreement, the other Financing Agreements, a Financing Order, by operation of law or otherwise, and whether incurred by the Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, facility continuation fees, early termination fees, letter of credit guaranty fees, collateral management fees, other fees of Lender, factoring commissions, costs, expenses and attorneys' and accountants' fees and expenses incurred in connection with any of the foregoing and all indebtedness of Debtor to Lender arising from the purchase by Debtor of goods or services from any concern whose accounts receivable are factored or financed by Lender.

     1.2 Amendments to Definitions in Financing Agreement.
         ------------------------------------------------

          (a) All references to the term "Collateral" in any of the Financing Agreements or any other similar term referring to the security for the Pre-Petition Obligations in any of the Financing Agreements are hereby amended to mean, collectively, the Pre-Petition Collateral and the Post-Petition Collateral.

          (b) All references to the Debtor, including, without limitation, to the terms "Borrower", "Debtor", "us", "we" or "our" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to mean the Debtor as defined herein, and its successors and assigns (including any trustee or other fiduciary hereafter appointed as its legal representatives or with respect to the property of the estate of Debtor whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successors upon conclusion of the Chapter 11 Case).

          (c) All references to the term "Financing Agreements" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Agreement, all of the Financing Agreements as ratified, assumed and adopted by the Debtors pursuant to the terms hereof, as amended and supplemented hereby, and the Financing Order, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (d) All references to the term "Credit Agreement" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to mean the Credit Agreement, as defined herein and amended hereby and ratified, assumed and adopted by Borrower pursuant to the terms hereof and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) All references to the term "Obligations" in this Agreement and in any of the Financing Agreements shall be deemed to mean and each such reference in the Financing Agreements is hereby amended to mean, both the Pre-Petition Obligations and the Post-Petition Obligations.

     1.3 Interpretation.
         --------------

          (a) All references to the terms "Lender", the "Debtor" the "Obligors" or any other person pursuant to the definitions in the recitals hereto or otherwise shall include their respective successors and assigns (and including as to the Debtor, any trustee or other fiduciary hereafter appointed as its legal representatives or with respect to the property of the estate of Debtor whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case).

          (b) All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

          (c) All terms not specifically defined herein which are defined in the Uniform Commercial Code ("UCC") shall have the meaning set forth therein, except that the term "Lien" or "lien" shall have the meaning set forth in ss.E101(37) of the Bankruptcy Code.

     2. ACKNOWLEDGMENT
        --------------

     2.1 Pre-Petition Obligations. Each Obligor hereby acknowledges, confirms and agrees that it is indebted to Lender for the Pre-Petition Obligations, both absolute and contingent, as of December 28, 1998, in respect of the loans and advances made to Borrower and letters of credit caused to be issued for the account of Borrower pursuant to the Financing Agreements and for the indebtedness of Borrower to Lender arising from the purchase by Borrower of goods or services from any concern whose accounts receivables are factored or financed by Lender in the aggregate principal amount of approximately $70,547,401, together with interest accrued and accruing thereon, letter of credit guaranty fees, and costs, expenses, fees (including attorneys' fees) and other charges now or hereafter owed by Obligors to Lender, all of which is unconditionally owing by Obligors to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

     2.2 Acknowledgment of Security Interests. Each Obligor hereby acknowledges, confirms and agrees that, subject only to the prior liens on its property existing on the Petition Date, but only to the extent that such liens are valid, perfected and non-voidable in accordance with applicable law ("Existing Valid Liens"), Lender has and shall continue to have valid, enforceable and perfected first priority and senior liens upon and security interests in all Pre-Petition Collateral heretofore granted to Lender pursuant to the Financing Agreements as in effect prior to the date hereof to secure all of the Obligations, as well as valid and enforceable first priority and senior liens upon and in all Post-Petition Collateral granted to Lender under the Financing Order or hereunder or under any other Financing Agreements or otherwise granted to or held by Lender.

     2.3 Binding Effect of Documents. Each Obligor hereby acknowledges, confirms and agrees that: (a) the Financing Agreements to which it is a party have been duly executed and delivered to Lender by it and are in full force and effect as of the date hereof, (b) the agreements and obligations of each Obligor contained in the Financing Agreements to which it is a party constitute the legal, valid and binding obligation of such Obligor enforceable against it in accordance with their respective terms and such Obligor has no valid defense, offset or counterclaim to the enforcement of such obligations, and (c) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements.

     2.4 No Release. Nothing contained herein shall be deemed to terminate, modify or release any obligations of any Obligor or any non-debtor guarantor or any other obligor to Lender with respect to the Pre-Petition Obligations, the Post-Petition Obligations or otherwise.

     3. ADOPTION AND RATIFICATION
        -------------------------

     Each of the Obligors hereby (a) ratifies, assumes, adopts and agrees to be bound by the Financing Agreements and (b) agrees to pay all of the Pre-Petition Obligations. All of the Financing Agreements are hereby incorporated herein by reference and hereby are and shall be deemed adopted and assumed in full by each of the Obligors party thereto, and considered as agreements between the respective Obligors and Lender. Each of the Obligors hereby ratifies, affirms and confirms all of the terms and conditions of the Financing Agreements to which it is a party, as amended and supplemented pursuant hereto and the Financing Order, and each of the Obligors agrees to be fully bound by the terms of the Financing Agreements to which it is a party.

     4. GRANT OF SECURITY INTEREST
        --------------------------

     As  collateral  security for the prompt  performance,  observance  and payment in full of all of the Obligations (including the Pre-Petition Obligations and the Post-Petition Obligations), Debtor, as Debtor-in-Possession, hereby grants, pledges and assigns to Lender (subject to Existing Valid Liens), and also confirms and reaffirms the prior grant to Lender of, a continuing security interest in and liens upon, and rights of setoff against, all of the Collateral (subject, as to priority only, only to the fees of the United States Trustee and the Fee Carve-Out (as defined in the Financing Order), wherever located, of any kind or nature, including without limitation, the Pre-Petition Collateral, and all now existing and hereafter acquired personal and real property of the estate of the Debtor effective from the Petition Date, including, but not limited to, the following:

          (a)(i) all of Debtor's present and future accounts, including without limitation, all of Debtor's rights to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising, whether or not earned by performance, and whether invoiced under the name of Debtor or any tradename or division of Debtor, (collectively, "Accounts"); (ii) all right, title and interest in, to and in respect of all goods described in invoices, documents, contracts or instruments with respect to , or otherwise representing or evidencing, any Account or other Collateral, including, without limitation, all returned, reclaimed or repossessed goods, and (iii) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any account debtor and credit and other insurance with respect to Accounts;

          (b) all of Debtor's now owned or hereafter acquired chattel paper instruments and documents;

          (c) all of Debtor's general intangibles, rights, interests, choses in action, causes of action (exclusive of causes of action and recoveries  under  ss.ss.  510,  545,  547,  548,  549,  550 and 553 of the
Bankruptcy Code) and all other intangible personal property of every kind and nature (other than Accounts) now owned or licensed or hereafter acquired or licensed, including, without limitation, corporate or other business records, loans and other obligations receivable, inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations copyrights, licenses, royalties, leasehold interests in real and personal property, rights under any future contracts, customer lists, supplier contracts, firm sale orders, partnerships and joint ventures, other contracts and contract rights, tax refund claims, rights to indemnification, reversionary interests in pension and profit sharing plans and reversionary, beneficial, and residual interests in trusts (collectively, "General Intangibles");

          (d) all of Debtor's inventory, or every kind and description, now or hereafter owned or acquired by or in the custody or possession, actual or constructive, of Debtor, wherever located, including, without limitation, all raw materials, work-in-process, and finished inventory of any kind, nature or description, including, without limitation, men's, women's, and children's apparel and accessories and any other personal property held for sale, exchange or lease or furnished or to be furnished under a contract of service or an exchange arrangement or used or consumed in the business or in connection with the manufacturing, packing, shipping, advertising, selling or finishing or such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling the same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired (collectively, "Inventory");

          (e) all of Debtor's now owned and hereafter acquired equipment and fixtures, of every kind and description, wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tooling, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories (including software and records), vehicles, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto,installed thereon or used in connection therewith,and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and all licenses and other rights of Debtor relating thereto, whether in the possession and control of Debtor or in the possession and control of a third person for the account of Debtor and all claims to the proceeds of insurance thereon and all maintenance and warranty records relating thereto (collectively, "Equipment");

          (f) all of Debtor's now owned and hereafter acquired real property, wherever located, of every kind and description, including, but not limited to, all fee interests and leasehold interests, together with all buildings, structures and other improvements located thereon and all licenses, easements and appurtenances relating thereto (collectively, "Real Estate");

          (g) all present and future books and records relating to any of the above, including, without limitation, all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tape files, computer printouts, computer runs, computer data and other computer prepared information in the possession or control of Debtor, any computer service bureau or other third Person (collectively, "Books and Records"); and

          (h) all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds ("Insurance Proceeds") and any claims against third persons for loss or damage to or destruction of any or all of the foregoing.


     5. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
        ----------------------------------------------------

     In  addition  to  the  continuing   representations,   warranties  and
covenants heretofore and hereafter made by Borrower to Lender, whether pursuant to the Financing Agreements or otherwise, and not in limitation thereof, Borrower hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by Lender:

     5.1 Financing Order. The Interim Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any Bankruptcy Judge or District Court Judge and is not subject to any pending appeal or stay.

     5.2 Use of Proceeds. Except as otherwise provided by order of a court of competent jurisdiction or in this Section 5.2, all loans and advances and letters of credit provided by Lender to Borrower pursuant to a Financing Order, the Financing Agreements or otherwise, shall be used exclusively for general operating and working capital purposes of Borrower in the ordinary course of its business and as set forth in the Budget. No portion of any administrative expense claim or other claim relating to the Chapter 11 Case shall be paid with the proceeds of such loans provided by Lender to Borrower, other than those administrative expense claims and other claims relating to the Chapter 11 Case directly attributable to the operation of the business of the Borrower. Upon entry of the Final
Financing Order, in form and substance satisfactory to Lender, Borrower shall pay the Pre-Petition Obligations in full or to the extent available from the proceeds of the first loan thereafter made by Lender to Borrower, it being understood that the amount of such loan may not exceed limitations contained in the Financing Agreement or the Final Financing Order.

     5.3 Budget. The Budget has been prepared by Borrower and presented to Lender. The Budget has been thoroughly reviewed by Borrower and its management and sets forth the working capital requirements of Borrower for the period covered thereby. The Borrower will act in accordance with the Budget and Lender has relied upon the Budget in determining to enter into the post-petition financing arrangements provided for herein. The Borrower shall provide Lender with a new Budget and projections not less than thirty
(30) business days prior to the end of the period covered by any prior Budget or at Lender's request.

     6. AMENDMENTS
        ----------

     6.1 Amendments to Section 1. Section 1 of the Credit Agreement is amended as follows:

          (a) Section 1.5A of the Credit Agreement is amended and restated in its entirety as follows:

               "1.5A. 'Applicable Margin' shall mean (a) for the initial 150 day term of this Agreement, 1.00%, (b) for the next 90 day term of this Agreement, 1.25%, and (c) thereafter, 1.75%."

          (b) The following is added to Section 1 of this Credit Agreement as Section 1.7A thereof:

               "1.7A 'Availability Reserve' shall mean, at any time of determination, Bankruptcy Court fees and expenses incurred by professionals retained by Borrower and by the Committee, as defined in the Interim Financing Order, equal to the maximum amount of the Fee Carve-Out, as defined in the Financing Order, but in no event less than $2,000,000."

          (c) Section 1.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

               "1.18 'Collateral' shall mean,  collectively,  the
               Pre-Petition   Collateral  and  the  Post-Petition
               Collateral."

          (d) Sections 1.28(a) through (e) are amended and restated in their entirety to read as follows:

               "1.28 'Eligible Inventory' shall mean that Inventory consisting of first quality finished goods held for sale in the ordinary course of business of Borrower and domestic raw materials for Perry Ellis Inventory and belts held for sale by Borrower's Accessories Division that, at any time when eligibility is to be determined, meets all of the following requirements:

               (a) Inventory that complies in all material respects with all representations, warranties, covenants and other applicable provisions of this Agreement and the other Financing Agreements;

               (b) Inventory that is subject to the first perfected security interest of Lender and no other liens or security interests except as permitted by this Agreement;

               (c)  Inventory that is merchantable and fit for sale;

               (d)  Inventory that is not consigned to Borrower;

               (e) Inventory consisting of finished goods that meets the following criteria (and all other requirements for Eligible Inventory):


               Made for Sale
               In Season Indicated      Eligibility
               -------------------      -----------

               Prior to Fall 1998       No eligibility.

               Fall 1998                Eligible    through   3/31/99   and
                                        ineligible   thereafter   with  the
                                        exception   that   such   Inventory
                                        related   to   the    Childrenswear
                                        Division   of   Borrower   will  be
                                        eligible through 2/28/99.

               Holiday 1998             Eligible    through   3/31/99   and
                                        ineligible   thereafter   with  the
                                        exception   that   such   Inventory
                                        related   to   the    Childrenswear
                                        Division  will be eligible  through
                                        2/28/99.

               Spring 1999              Eligible    through   9/30/99   and
                                        ineligible thereafter.

               Transition/Summer 1999   Eligible    through   9/30/99   and
                                        ineligible thereafter.

               Fall 1999                Eligible   through   12/31/99   and
                                        ineligible thereafter.

               Holiday 1999/
               Spring 2000              Eligible   through   12/31/99   and
                                        ineligible thereafter.

               Notwithstanding the foregoing, all Childrenswear Division Inventory will be ineligible after 2/28/99. In addition, all Inventory of Non-Perry Ellis Business Units will be ineligible after 7/31/99;"

          (e) Section 1.62A of the Credit Agreement is amended and restated in its entirety to read as follows:

               "1.62A  'Non-Notification   Accounts'  shall  mean
               Accounts of Borrower arising from sales made by Borrower's Non-Perry Ellis Business Units from
               January 1, 1999 through May 31, 1999."


          (f) The following is added to Section 1 as Section 1.62A-1 thereof:

               "1.62A-1 'Non-Perry Ellis Business Unit' shall mean a division, subsidiary or other business unit of Borrower which does not sell Perry Ellis
               Inventory."

          (g) The following is added to Section 1 of the Credit Agreement as Section 1.62A-2 thereof:

               "1.62A-2   'Non-Perry  Ellis  Eligible  Inventory'
               shall mean all Eligible Inventory other than Perry
               Ellis Eligible Inventory."

          (h) Section 1.62B of the Credit Agreement is amended and restated in its entirety to read as follows:

               "1.62B 'Notification Accounts' shall mean Accounts of Borrower arising from sales made by Borrower's
               Non-Perry  Ellis  Business  Units  after  June  1,
               1999."

          (i) The following is added to Section 1 of the Credit Agreement as Section 1.65A thereof:

               "1.65A 'Perry Ellis Business Unit' shall mean a division, subsidiary or other business unit of Borrower which sells Perry Ellis Inventory."

          (j) The following is added to Section 1 of the Credit Agreement as Section 1.65B thereof:

               "1.65B 'Perry Ellis Eligible Inventory' shall mean Eligible Inventory subject to any license agreement between Perry Ellis International Inc. and Borrower, including, without limitation, Eligible Inventory bearing any trademark licensed to Borrower by Perry Ellis International Inc. and held for sale by a Perry Ellis Business Unit of Borrower and Eligible Inventory consisting of belts held for sale by Borrower's Accessories Division and domestic raw materials for such belts."

          (k) The following is added to Section 1 of the Credit Agreement as Section 1.65C thereof:

               "1.65C 'Perry Ellis Inventory' shall mean Inventory subject to any license agreement between Perry Ellis International Inc. and Borrower, including, without limitation, Inventory bearing any trademark licensed to Borrower by Perry Ellis International Inc."

     6.2 Amendment of Section 3.1(a)(iii). Section 3.1(a)(iii) of the Credit Agreement is amended and restated in its entirety to read as follows:

              (iii) Sixty percent (60%) of Perry Ellis Eligible  Inventory, plus

               (iv) (x) for the first 120 days of the initial  term of this
                    Agreement, fifty-five percent (55%) of Non-Perry Ellis Eligible Inventory and (y) after such 120 day period, fifty percent (50%) of Non-Perry Ellis Eligible Inventory,

provided, however, at no time shall sum of (x) the outstanding amount of all Obligations plus (y) the Availability Reserve exceed the lesser of (A) the aggregate amount of Revolving Loans and Letter of Credit Accommodations available to Borrower under the Advance Formulas and (B) the Maximum Credit.

     6.3 Amendment of Section 3.1(c). Section 3.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "(c) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of Revolving Loans outstanding at any time based on the value of all Eligible Inventory shall not exceed (i) $40,000,000 for the first 120 days of the initial term of this Agreement and (ii) $25,000,000 at all times after such 120 period (the 'Inventory Sublimit')."

     6.4 Amendment of Section 3.1(e). Section 3.1(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "(e) Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, at the request of Borrower, Lender may, in its sole discretion, subject to the Maximum Credit, make Revolving Loans and Letter of Credit Accommodations to Borrower in excess of the aggregate amount available under the Advance Formulas, which excess shall be repayable in full upon demand."

     6.5 Addition of Section 3.1B. The Credit Agreement is hereby amended by adding thereto the following Section 3.1B thereto:

               "3.1B. No New Eurodollar Loans; Conversion of Eurodollar Loans to Prime Rate Loans. Notwithstanding anything to the contrary contained in this Agreement, as of the Petition Date all Eurodollar Loans shall be converted to Prime Rate Loans, and from and after the Petition Date Borrower shall not have the right to request, and Lender shall have no obligation to make, Eurodollar Loans."

     6.6 Amendment of Section 3.2(f). Section 3.2(f) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "(f) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate amount of all Letter of Credit Accommodations pursuant hereto and all other commitments and obligations made or incurred by lender pursuant hereto for the account or benefit of Borrower in connection therewith outstanding at any time shall not exceed $30,000,000 (the 'Letter of Credit Sublimit'."

     6.7 Amendment of Section 3.3. Section 3.3 of the Credit Agreement is amended and restate in its entirety to read as follows:

               "3.3 Maximum Credit
                    --------------

               The aggregate principal amount of Revolving Loans and Letter of Credit Accommodations at any time outstanding shall not exceed $85,000,000 (the
               "Maximum Credit")."

     6.8 Addition of Section 3.4A. Section 3.4A is added to the Credit Agreement as follows:

               "3.4A Collateral Management Fee
                     -------------------------

               Borrower shall pay to Lender on the first day of each month a collateral management fee in the amount of $4,167 per month. The collateral management fee provided for herein shall be in addition to all other amounts payable by Borrower under this Agreement and shall constitute part of the Obligations. Such fee may, at Lender's option, be charged directly to any account of Borrower maintained with Lender."

     6.9 Addition of Section 3.4B. Section 3.4B is added to the Credit Agreement as follows:

               "3.4B Field Examination Fee
                     ---------------------

               Borrower shall pay to Lender a per diem charge in the amount of $750 per day for each of Lender's field examiners, in the field and at any office of Borrower, plus all out-of-pocket expenses and costs incurred by Lender during the course of Lender's field examinations. The field examination fee provided herein shall be in addition to all other amounts payable by Borrower under this Agreement and the other Financing Agreements and shall constitute part of the Obligations. Such fee may, at Lender's option, be charged directly to any account of Borrower maintained with Lender."

     6.10 Amendment of Section 3.6(h). Section 3.6(h) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "(h) For providing factoring services hereunder, Borrower shall pay a factoring commission on the Factored Accounts created in each calendar month during the term of this Agreement in the amount seventy-five hundredths of one percent (.75%) of the gross face amount of such Factored Accounts, less trade and cash discounts thereon. Factoring commissions with respect to any calendar month shall be due and payable by Borrower and shall be charged to Borrower's account on such day that sales are assigned to Lender."

     6.11 Amendment of Section 3.6(k). Section 3.6(k) of the Credit Agreement is deleted in its entirety and replaced with the following:

               "(k) [Intentionally Deleted]"

     6.12 Amendment of Section 3.6A. Section 3.6A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               "3.6A [Intentionally Deleted]"

     6.13 Amendment of Section 7.10. Section 7.10 is amended by adding the following at the end thereof:

          "In the event of (a) a sale of a Non-Perry Ellis Business Unit of Borrower or any part of the Accessories Division of Borrower, then all of the net proceeds from such sale shall, subject to Existing Valid Liens on the assets sold, be remitted by Borrower to Lender for application to the Obligations or (b) a sale of Inventory of a Non-Perry Ellis Business Unit or the Accessories Division of Borrower made other than in the ordinary course of business, then the Person (including an employee of Borrower) who sells such inventory for or on behalf of Borrower shall be satisfactory to Lender. No such sale shall be made without the prior written consent of Lender."

     6.14 Addition of Section 7.17(f). Section 7.17(f) is added to the Credit Agreement as follows:

          "(f) Borrower shall deliver to Lender copies of all financial reports, schedules and other materials and information at any time furnished by Borrower to the Bankruptcy Court, any creditors' committee, the U.S. Trustee or any of Borrower's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, creditors' committee, U.S. Trustee or shareholders, as the case may be."

     6.15 Amendment of Section 8.1. Section 8.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "8.1 Events of Default. The occurrence of any one or more of the following event shall constitute an "Event of Default" hereunder:

               (a) Borrower shall fail to pay any of the Obligations when due; or

               (b) any present or future representation, warranty or statement of fact, other than as set forth in Section
                    6.11 above, when made by or on behalf of Borrower or any Guarantor to Lender is false or misleading in any material respect; or

               (c) any present or future representation, warranty or statement of fact made by Borrower as set forth in
                    Section  6.11  above  when  made  by  or on  behalf  of
                    Borrower is false or misleading in a respect or to an extent that materially and adversely affects the business, properties, operations or condition, financial or otherwise, of Borrower; or

               (d) Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement, the other Financing Agreements (other than a Financing Order) or in any other document or instrument referred to herein or therein other than as described in Section 8.1(a) above; provided that if such failure is capable of being remedied, such failure continues unremedied for thirty (30) days after Lender has notified borrower thereof; or

               (e) an "event of default" (as defined in any of the other Financing Agreements) shall occur; or

               (f)  there is a Change or Control; or

               (g) after the commencement of the Chapter 11 Case Borrower or any Guarantor shall default in the payment of any amounts at any time due on any Indebtedness in excess of $500,000 at any time owing to any one person other than Lender or in the performance of any other term or covenant or any evidence of same or other agreement relating thereto or securing same or with respect to any contract, lease, license or other obligation owed to any person other than lender, which default continues beyond the applicable cure period, if any, with respect thereto; or

               (h) after the commencement of the Chapter 11 Case a judgement is rendered against Borrower or any Guarantor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed; or

               (i) Borrower shall suspend or discontinue doing business for any reason other than by reason of the sale of non-Perry Ellis Units or Perry Ellis Inventory of Borrower's Accessories Division; or

               (j) any Guarantee or any other guarantee of the Obligations shall at any time cease to be in full force and effect, or shall be declared void or invalid or the validity or enforceability thereof shall be contested by any
                    Guarantor or any Guarantor shall deny it has any further liability or obligation, or shall fail to perform its obligations, under any Guarantee; or

               (k) Conway DelGenio Gries & Co., LLC ceases to be business consultant to Borrower and is not replaced within five
                    (5) days by a business consultant satisfactory to Lender; or

               (l) any event or circumstance occurs after entry of the Interim Financing Order that materially and adversely affects the business, properties, operations or condition, financial or otherwise, of Borrower; or

               (m) a violation of any Financing Order (other than as a result of a modification thereof as approved by the Bankruptcy Court, which modification, if initiated or supported by Borrower, shall have been approved by Lender) occurs during the pendency of the Chapter 11 Case; or

               (n) the Chapter 11 Case is converted to a proceeding under Chapter 7 of the Bankruptcy Code, or is terminated or dismissed prior to confirmation of a plan of reorganization; or

               (o) if Borrower or any Guarantor is enjoined, restricted or in any material way prevented by Court order from continuing to conduct all or any material part of its business affairs; or

               (p) the occurrence of any condition or event which permits Lender to exercise any of the remedies set forth in the Financing Order, including, without limitation, any 'Event of Default', as defined in the Financing Order; or

               (q) conversion of the Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code; or

               (r) dismissal of the Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily; or

               (s) any failure by Borrower observe or perform any of the terms or conditions of any order or stipulation entered by the Bankruptcy Court in its Chapter 11 Case; or

               (t)  the  granting of a lien on or other  interest in any of any of Borrower's property, or an administrative expense claim by any Bankruptcy or District Court Judge which is superior to or ranks in parity with Lender's security interest in or lien upon the Collateral or any part thereof, the other Financing Agreements or the Financing Order; or

               (u) the Financing Order shall be modified without consent of Lender reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by any Bankruptcy or District Court Judge; or

               (v) Borrower or any Guarantor shall fail to pay when due any post-petition rent, mortgage payment or charge of any nature or description pursuant to any real property lease, mortgage or contract with respect to premises at which any Inventory is located (subject to any applicable grace or cure period), including, but not limited to, any warehouse utilized by any Borrower or Guarantor and any and all other locations of the Borrower and Guarantors; or

               (w) entry of any Financing Order not consented to by Lender or any financing order with respect to another lender not consented to by Lender.

     6.16 Amendment of Section 8.2(d). Section 8.2(d) of the Credit Agreement is amended by adding the following after the first sentence thereof:

               "Without limiting the generality of the foregoing, Lender may, in its discretion, apply proceeds of Collateral, first to the Pre-Petition Obligations, until such Pre-Petition Obligations are paid and satisfied in full."

     6.17 Amendment of Section 9.1(b). The first three sentences of Section 9.1(b) of the Credit Agreement are amended in their entirety to read as follows:

                    "(b) Any checks or other forms of  remittance
               which may be received directly by Borrower in respect of the Non-Notification Accounts, the Non-Factored Accounts and other Collateral shall not be commingled with Borrower's property, but shall be segregated, held by Borrower in trust for Lender as Lender's exclusive property and immediately deposited by Borrower, in the identical form received, with proper endorsements, into such account or accounts as Lender may designate from time to time. All amounts received by Lender in respect of Non-Notification Accounts, Non-Factored Accounts or other Collateral in immediately available funds will be credited to any account or accounts maintained by Lender pursuant to this Agreement when received by Lender, provided that solely for the purpose of the calculation of interest, such immediately available funds shall be deemed received two (2) business days after receipt thereof, calculated at a per annum rate of Prime Rate plus the Applicable Margin. All amounts received by Lender in respect of Non-Notification Accounts, Non-Factored Accounts or other Collateral in remittances which are not immediately available, will be credited to any account or accounts maintained by Lender pursuant to this Agreement two (2) business days after such remittances have been collected, calculated at a per annum interest rate of Prime Rate plus the Applicable Margin."

     6.18 Amendment of Section 10.1(a). Section 10.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

                    "Section  10.1 (a)  Term;  Termination.  This
               Agreement and the other Financing Agreements shall become effective as of the date the initial Financing Order is entered and shall continue in full force and effect for a term ending one hundred fifty (150) days after the initial Financing Order is entered unless sooner terminated pursuant to the terms of this Agreement or pursuant to the terms of the Financing Order, or unless extended upon the written consent of Lender, at its sole option, for an additional ninety (90) day term and thereafter, at Lender's sole option, for an additional one hundred twenty
               (120) day term. Notwithstanding the foregoing, Lender may terminate this Agreement at any time without notice upon the occurrence of an Event of Default. All Obligations shall become due and payable as of any termination of this Agreement and, pending a final accounting, Lender may withhold any balances in the Borrower's account (unless supplied with an indemnity satisfactory to Lender) to cover all of the Borrower's Obligations, whether absolute or contingent. All of Lender's rights, liens and security of interests shall continue notwithstanding any such termination until all Obligations have been paid and satisfied in full."

     6.19 Amendment of Section 10.1(b). Section 10.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "(b) If an order confirming a plan of reorganization with respect to Borrower has not been entered by the end of the initial 150 day term of this Agreement and Lender elects to renew the Agreement for an additional ninety (90) term after such initial 150 day term, then Borrower shall pay to Lender a facility continuation fee in the amount of $250,000 in consideration of Lender's renewal of this Agreement for such additional ninety (90) day term. If an order confirming a plan of reorganization with respect to Borrower has not been entered by the end of such additional ninety (90) day term of this Agreement and Lender elects to renew this Agreement for an additional one hundred twenty
               (120) day term, then Borrower shall pay to Lender an additional facility continuation fee in the amount of $250,000 in consideration of Lender's renewal of this Agreement for such additional one hundred twenty (120) day term. The facility continuation fee and the additional facility continuation fee provided for herein shall be in addition to all other amounts payable by Borrower under this Agreement and the Other Financing Agreements and shall constitute part of the Obligations. Such fees may, at Lender's option, be charged directly to any account of Borrower maintained with Lender.

     6.20 Addition of Section 10.1(g). Section 10.1(g) is added to the Credit Agreement as follows:

               "(g) In the event that prior to consummation of a plan of reorganization in the Chapter 11 Case, all Obligations of Borrower to Lender are paid in full from the proceeds of a loan or loans made to Borrower by one or more other lenders, then Borrower shall pay to Lender an early termination fee in the amount of $250,000. Such early termination fee shall be in addition to all other amounts payable by Borrower under this Agreement and constitute part of the Obligations. Such fee may, at Lender's option, be charged directly to any account of Borrower maintained with Lender."

     6.21 Amendment of Section 10.8. Section 10.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

               "10.8 This Agreement and the other Financing Agreements and all other documents referred to herein or therein have been executed and delivered in New York, New York and, together with all transactions and the obligations and rights hereunder and thereunder, shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing."

     7. CONDITIONS PRECEDENT
        --------------------

          The following are conditions to Lender's extending further revolving loans and letters of credit accommodations to Borrower pursuant to the Credit Agreement and are in addition to such conditions contained in the Credit Agreement:

               (a) Borrower shall furnish to Lender all financial information, projections, budgets, business plans, cash flows and such other information as Lender shall reasonably request from time to time;

               (b) no trustee or examiner with expanded powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy
          Code) shall have been  appointed  or  designated  with respect to
          Borrower, as Debtor or Debtor-in-Possession, or any of the Guarantors, as Debtors or Debtors-in-Possession, or their respective businesses, properties and assets and no motion or proceeding shall be pending seeking such relief;

               (c) the execution and/or delivery of this Agreement and all other Financing Agreements to be delivered in connection herewith by Borrower and Guarantors, in form and substance satisfactory to Lender;

               (d) all Bankruptcy Court Orders shall be satisfactory to Lender's counsel;

               (e) Debtor shall comply in full with the notice and other requirements of the Bankruptcy Code and applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner reasonably acceptable to Lender and its counsel;

               (f) no material impairment of the value or priority of Lender's security interests in the Collateral shall have occurred from the date of the latest field examinations of Lender to the Petition Date; and

               (g) each Financing Order shall be satisfactory to Lender.

     8. MISCELLANEOUS
        -------------

     8.1 Amendments and Waivers. Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     8.2 Further Assurances. Each Obligor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, instruments and documents and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce Lender's security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, any of the other Financing Agreements or the Financing Order. Upon the request of Lender, at any time and from time to time, each Obligor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

     8.3 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     8.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

     8.5 Costs and Expenses. Borrower shall pay to Lender on demand all reasonable costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements and the Financing Order, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to Lender; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks or any other governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Financing Agreements or the Financing Order that the Borrower fails to pay or take; (f) costs of appraisals, environmental audits, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by Lender or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Case;
(g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes; (h) costs and expenses of preserving and protecting the
Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the other Financing Agreements and the Financing Order, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by the Obligors. All sums provided for in this Section 8.5 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Borrower.

     8.6 Effectiveness. This Agreement shall become effective upon the execution hereof by Lender and the entry of the Financing Order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              SALANT CORPORATION
                              Debtor and Debtor-in-Possession

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President &
                                     General Counsel


                              CLANTEXPORT, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              DENTON MILLS, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              VERA LICENSING, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              J.J. FARMER CLOTHING, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              FROST BROS. ENTERPRISES, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              SLT SOURCING, INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


                              SALANT CANADA INC.

                              By: /s/ Todd Kahn
                                 --------------------------------
                              Title: Executive Vice President


THE CIT GROUP/COMMERCIAL SERVICES, INC.

By: /s/ Anthony Lombardi
   --------------------------------
Title: Senior Vice President